                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        MAXIM PHARMACEUTICALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           [LETTERHEAD]



January 13, 1999




Dear Stockholder:

     On behalf of the Board of Directors and management of Maxim
Pharmaceuticals, Inc., I invite you to our Annual Meeting to be held on Friday, February 19, 1999, 10:00 a.m. EST at the American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York.

     At the meeting we will highlight the recent progress made in advancing the commercialization of MAXAMINE-TM-, our immunotherapeutic for cancer and infectious diseases. We will also share our vision and plans for continuing the rapid development of your Company in the upcoming year. We hope that it will be possible for many of you to attend in person.

     It is important to us that your shares be represented at the Annual Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

     We also invite those of you in Europe unable to attend the Annual Meeting to attend a management update meeting to be held Monday, February 22, 1999, 8:00 a.m. Swedish Time, at the Stockholm Stock Exchange Hall, Kallargrand 2, Stockholm, Sweden. If you plan to attend the European management update meeting you must still return your proxy card in advance of the Annual Meeting to ensure that your shares are voted at the Annual Meeting.

     Thank you for your continuing interest and support.

                                               Sincerely,


                                               /s/ LARRY G. STAMBAUGH

                                               Larry G. Stambaugh
                                               Chairman of the Board

                             MAXIM PHARMACEUTICALS,  INC.
                        8899 UNIVERSITY CENTER LANE, SUITE 400
                             SAN DIEGO, CALIFORNIA 92122
                                    (619) 453-4040

                      NOTICE OF ANNUAL  MEETING OF STOCKHOLDERS
                             TO BE HELD FEBRUARY 19, 1999

To the Stockholders of Maxim Pharmaceuticals, Inc.:

          The Annual Meeting of the Stockholders of Maxim Pharmaceuticals, Inc. will be held Friday, February 19, 1999, 10:00 a.m. EST at The American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York, for the following purposes as are more fully described in the accompanying Proxy Statement:

     1. To elect one Director to the Board of Directors to hold office for a three-year term or until his successor is elected and qualified. The following person is a nominee for election to the Board of Directors by holders of the Common Stock: Colin B. Bier, Ph.D.

     2. To consider and act upon a proposal to ratify the initial selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on January 4, 1999, are entitled to vote at the Annual Meeting or any adjournment, postponement or continuation thereof.

     To assure that your shares will be voted at the meeting, you are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person on all matters submitted at the meeting even though you have previously mailed your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                              By order of the Board of Directors,


                              /s/ DALE A. SANDER

                              Dale A. Sander
                              Secretary

San Diego, California
January 13, 1999


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                             MAXIM PHARMACEUTICALS, INC.
                       8899 UNIVERSITY CENTER LANE, SUITE 400
                            SAN DIEGO, CALIFORNIA  92122

                                  PROXY STATEMENT
                         FOR ANNUAL MEETING OF STOCKHOLDERS
                                 FEBRUARY 19, 1999

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 19, 1999, at 10:00 a.m., EST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The American Stock Exchange, Board of Governors Room, 86 Trinity Place, New York, New York. The Company intends to mail this proxy statement and accompanying proxy card on or about January 13, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on January 4, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 4, 1999, the Company had outstanding and entitled to vote 9,915,570 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8899 University Center Lane, Suite 400, San Diego, California 92122, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission is September 13, 1999. Pursuant to the Company's Bylaws, the deadline for submitting a stockholder proposal or a nomination for a director that is not to be included in such proxy statement and proxy is December 22, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

                                 PROPOSAL 1
                           ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting of one or two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of five members. There is one director in the class whose term of office expires in 1999. The nominee for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, the nominee would serve until the 2002 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

      Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.


NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

     COLIN B. BIER, PH.D.: Dr. Bier, age 52, has served as a director of the Company since 1994. Dr. Bier has served as Managing Director of ABA BioResearch, an independent bioregulatory affairs consulting firm, since 1988. Dr. Bier is also a director of Boston Life Sciences, Inc., BioChem Vaccins, a subsidiary of BioChem Pharmaceuticals, NYMOX Pharmaceuticals Corporation, Receptagen Corp. and Sparta Pharmaceuticals, Inc.



                         THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE IN FAVOR OF THE NAMED NOMINEE.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     F. DUWAINE TOWNSEN: Mr. Townsen, age 65, has served as a director of the Company since 1993. Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. Prior to that, Mr. Townsen served as Chairman of the Board of Directors and Chief Executive Officer of Kay Laboratories, Inc., a manufacturer of medical products.
Mr. Townsen is a certified public accountant. Mr. Townsen is also a director of Cymer, Inc.

     THEODOR H. HEINRICHS:    Mr. Heinrichs, age 71, served as General Partner
of the Hambrecht & Quist Life Science Venture from 1985 to 1997. Previously, Mr. Heinrichs also served as Chairman and Chief Executive Officer of Cutter Laboratories, Inc. and Chairman and Chief Executive Officer of Miles Laboratories, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     PER-OLOF MARTENSSON: Mr. Martensson, age 61, has served as a director of the Company from 1993 to 1995 and again beginning in 1996. Since 1998, and from 1991 to 1997, Mr. Martensson has served as President and Chief Executive Officer of Karo Bio AB, a pharmaceutical company; he is also a director of the company. From 1997 to 1998 Mr. Martensson served as Chairman of Karo Bio. Since 1990, Mr. Martensson has owned and operated POM Advisory Services AB, an independent consulting firm. From 1992 to 1995, Mr. Martensson served as Chairman of Skandigen AB, a diversified investment company. From 1987 to 1990, Mr. Martensson served as President of Pharmacia LEO Therapeutics AB, and as Executive Vice President of Pharmacia AB, both biopharmaceutical companies.
From 1985 to 1990, Mr. Martensson served as President and Chief Executive Officer of AB LEO, a biopharmaceutical company. Mr. Martensson is also a director of AB Elekta. Mr. Martensson received an M.S. in Pharmacy from The Royal Institute of Pharmaceutical Sciences (Kungliga Farmacevtiska Institutet) in Stockholm, Sweden.

     LARRY G. STAMBAUGH: Mr. Stambaugh, age 51, has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.



BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended September 30, 1998, the Board of Directors held five meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Technology Committee which all operate independently of the Company's management.

     The Audit Committee, composed solely of outside directors, meets at least annually with the Company's independent auditors to, among other things, review the results and scope of the annual audit and discuss the Company's financial statements and receive and consider comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee also makes recommendations to the Board regarding the retention of independent auditors. The Audit Committee is currently composed of Mr. Townsen, Dr. Bier and Mr. Martensson. It met once during the fiscal year ended September 30, 1998.

     The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Townsen, Bier and Martensson. It met one time during the fiscal year ended September 30, 1998.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of Messrs. Stambaugh, Townsen and Martensson. This committee met once during the fiscal year ended September 30, 1998.

     The Technology Committee meets with management to evaluate and make recommendations regarding the progress of the Company's technologies and product development activities. The Technology Committee is currently comprised of Mr. Martensson and Dr. Bier. This committee met once during the fiscal year ended September 30, 1998.

     During the fiscal year ended September 30, 1998, each Board member, with the exception of Mr. Martensson, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.


                                     PROPOSAL 2
            RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Stockholders ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board at their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                              IN FAVOR OF PROPOSAL 2.

                               SECURITY OWNERSHIP OF
                      CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 4, 1999 by: (i) each nominee for director; (ii) each director; (iii) each executive officer listed in the table entitled Compensation of Executive Officers (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                    BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP
                    --------------------    ---------------------------------------
                                             NUMBER OF SHARES  PERCENT OF TOTAL (2)
                                             ----------------  --------------------
 Clearwater Funds (3)......................       1,016,083           10.13%
   611 Druid Hills Road East, No. 200
   Clearwater, FL 34616
 HealthCap KB (4)..........................         677,747            6.63%
   Sturegatan 34
   SE 114 36, Stockholm, Sweden
 S-E-Banken Funds (5)......................         506,666            5.11%
   Kastanjevagen 4
   S-13246 Saltsjo-300, Sweden
 F. Duwaine Townsen (6)....................         326,500            3.27%
   8880 Rio San Diego Drive, Suite 500
   San Diego, CA 92108
 Larry G. Stambaugh (7)....................         298,284            2.93%
 Colin B. Bier, Ph.D.(8)...................          50,000            *
 Theodor H. Heinrichs (9)..................           1,000            *
 Per-Olof Martensson (10)..................          55,333            *
 Kurt R. Gehlsen, Ph.D. (11)...............          23,552            *
 Dale A. Sander (12).......................          17,532            *
 Geoffrey B. Altman (13)...................          10,174            *
 All Directors and Officers as a Group (9           782,375            7.78%
 persons) (14)

----------------------

*    Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed above, based on information furnished by such owners, has sole investment and voting power with respect to shares indicated as beneficially owned, subject to community property laws where applicable.

(2) Percentage of beneficial ownership is based on an aggregate of 9,915,570 shares of Common Stock outstanding as of January 4, 1999, adjusted as required by rules promulgated by the SEC.

(3) Includes (i) 829,000 shares held by Clearwater Fund IV, LLC, and 73,183 shares held by Clearwater Offshore Fund, Ltd. and (ii) 113,900 redeemable warrants exercisable within 60 days of January 4, 1999.

(4) Includes 310,100 redeemable warrants exercisable within 60 days of January 4, 1999.

(5) Includes 8,000 shares subject to warrants exercisable within 60 days of January 4, 1999.

(6) Includes (i) 16,666 shares held by Ventana II, (ii) 1,825 shares held by Ventana Growth Capital Fund V L.P., and (iii) 215,745 shares and 833 shares subject to warrants exercisable within 60 days of January 4, 1999 held by Ventana Partnership III L.P. Mr. Townsen, a director of the Company, is a general partner of each of the aforementioned entities. Mr. Townsen disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Includes 35,181 shares held jointly by Mr. Townsen and his wife. Also includes 55,000 shares subject to stock options exercisable within 60 days of January 4, 1999 and 1,250 shares subject to warrants exercisable within 60 days of January 4, 1999 held by Mr. Townsen.

(7) Includes 1,000 shares and 1,000 redeemable warrants exercisable within 60 days of January 4, 1999 held by Mr. Stambaugh's spouse, and 270,833 shares subject to stock options exercisable within 60 days of January 4, 1999.

(8) Includes 50,000 shares subject to stock options exercisable within 60 days of January 4, 1999.

(9) Includes 1,000 shares held by Hematec, Inc.. Mr. Heinrichs, a director of the Company, is the principal equity shareholder of Hematec, Inc. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any.

(10) Includes 55,000 shares subject to stock options exercisable within 60 days of January 4, 1999.

(11) Includes 21,733 shares subject to stock options exercisable within 60 days of January 4, 1999.

(12) Includes 17,250 shares subject to stock options exercisable within 60 days of January 4, 1999.

(13) Includes 5,000 shares subject to stock options exercisable within 60 days of January 4, 1999.

(14) Includes 1,000 shares subject to redeemable warrants, 2,083 shares subject to warrants and 474,816 shares subject to stock options exercisable within 60 days of January 4, 1999. See Notes 6-13.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

                               EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company has adopted a director compensation policy under which each non-employee director of the Company will receive an annual fee of $4,000 and a per-meeting fee of $1,000, if attended in person, or $500 if attended by telephone. Each non-employee director will also receive a fee of $250 per committee meeting attended ($500 per committee meeting attended in the capacity as that committee's chairperson). In the fiscal year ended September 30, 1998, the total compensation paid to non-employee directors was $36,375. In addition, each non-employee director will receive an automatic stock option grant of 10,000 shares of Common Stock upon his election or reelection to the Board and 5,000 shares annually if he attends at least 75% of the meetings held during a fiscal year. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In connection with his reelection as a director at the February 20, 1998 annual meeting of stockholders of the Company, the Company granted Mr. Martensson a fully vested option to purchase 10,000 shares of Common Stock at an exercise price of $15.75 per share. Additionally, on March 2, 1998, Mr. Townsen, Mr. Martensson and Mr. Bier were each granted a fully vested option to purchase 5,000 shares of Common Stock at an exercise price of $15.75 for attending at least 75% of the Board meetings held during the fiscal
year ended September 30, 1997.   Mr. Stambaugh was granted stock options on
November 9, 1998 in connection with his services as President and Chief Executive Officer. See "Compensation of Executive Officers" below. In addition, entities affiliated with certain of the directors have, from time to time, entered into transactions with the Company. See "Certain Transactions."


EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their positions with the Company and experience are set forth below.

                                                                     Year in
                                                                    which he
                                                                    became an
Name                     Position(s)                        Age      Officer
----                     -----------                        ---      -------
Larry G. Stambaugh       President and Chief                51         1993
                         Executive Officer

Kurt R. Gehlsen, Ph.D.   Vice President, Development        42         1996
                         and Chief Technical Officer

Dale A. Sander           Vice President, Finance,           39         1996
                         Chief Financial Officer
                         and Secretary

Geoffrey B. Altman       Vice President, Marketing and      37         1998
                         Sales

Ram B. Rastogi, Ph.D.    Vice President, Clinical Affairs   51         1999

     The officers of the Company hold office at the discretion of the Board of Directors of the Company. During Fiscal 1998, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during Fiscal 1999.

     LARRY G. STAMBAUGH has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

     KURT R. GEHLSEN, PH.D. joined the Company as Chief Technical Officer and Vice President, Development in 1996. From 1991 to 1995, Dr. Gehlsen served as Chairman of the Board of Directors, President and Chief Executive Officer of Trauma Products, Inc., a biomedical company. From 1989 to 1991, Dr. Gehlsen served as Senior Research Scientist and Head, Division of Molecular and Cellular Biology, Pharmacia Experimental Medicine Division of Pharmacia, Inc., a biopharmaceutical company and as Vice President, Chief Operating Officer and Director of Molecular and Cellular Biology for the La Jolla Institute for Experimental Medicine. Dr. Gehlsen received a B.S. in biology from the University of Arizona and a Ph.D. from the University of Arizona College of Medicine.

     DALE A. SANDER joined the Company in 1996 as Chief Financial Officer, Vice President, Finance and Secretary. From 1993 to 1996, Mr. Sander served as Chief Financial Officer of Pacific Pharmaceuticals, Inc., a biotech company. From 1991 to 1993, Mr. Sander served as Chief Financial Officer of Tactyl Technologies, Inc., a medical device manufacturer. Prior to 1991 he worked for over nine years with Ernst & Young, an international professional service firm. Mr. Sander is a Certified Public Accountant and has a B.S. in Accounting from San Diego State University.

     GEOFFREY B. ALTMAN joined the Company in 1997. From 1997 to 1998, he served as Senior Director, Marketing and Sales of the Company. From 1994 to 1997, Mr. Altman served as Director of Worldwide Marketing Development and Director of U.S. Sales and Marketing of Agouron Pharmaceuticals. Prior to 1994, Mr. Altman worked for six years with Amgen Inc. as Product Manager for the launch of the drug Neupogen-Registered Trademark- and as Associate Director responsible for the United States marketing of Neupogen.

     RAM B. RASTOGI, Ph.D. joined the Company in 1999. Dr. Rastogi served from 1995 to 1998 as Vice President, Product Development (Global) at PPD Pharmaco, a contract research organization. Dr. Rastogi also directed clinical development activities in various positions with Ciba-Geigy (now Novartis) from 1985 to 1995 and American Cyanamid from 1980 to 1985. Dr. Rastogi has managed successful regulatory filings for 16 products in the oncology, infectious disease, neuropsychiatric, rheumatology and cardiovascular therapeutic areas.

                        COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for each of the three fiscal years ending September 30, 1998, compensation awarded or paid to or earned by the Company's Chief Executive Officer, its other two executive officers at September 30, 1998 and one additional individual who became an executive officer subsequent to September 30, 1998 (collectively, the "Named Executive Officers").

                                                                                                                     LONG TERM
                                                                                                                    COMPENSATION
                                                        ANNUAL COMPENSATION                                             AWARDS
                                            --------------------------------------------------------------------------------------
                                                                                                 OTHER ANNUAL        SECURITIES
                                                                                                 COMPENSATION        UNDERLYING
           PRINCIPAL POSITION (1)             YEAR         SALARY ($)         BONUS ($) (2)         ($) (4)          OPTIONS (#)
           ----------------------             ----         ----------         -------------         -------          -----------
 Larry G. Stambaugh                           1998        $275,000               $57,750           $  7,523              83,334
     President and Chief Executive Officer    1997        $225,000               $60,000           $    692              83,333
                                              1996        $180,000               $67,500           $      -             233,333

 Kurt R. Gehlsen, Ph.D. (3)                   1998        $175,000               $27,000           $  5,531                   -
     Vice President, Development and Chief    1997        $140,000               $20,000           $    808              23,334
     Technical Officer                        1996        $126,000 (5)           $     -           $      -              66,666

 Dale A. Sander (3)                           1998        $150,000               $27,000           $  4,901                   -
     Vice President, Finance,                 1997        $125,000               $15,000           $    721              75,000
     Chief Financial Officer and Secretary    1996        $     -                $     -           $      -                   -

 Geoffrey B. Altman (3)                       1998        $125,000               $     -           $  1,731                   -
    Senior Director, Marketing and Sales      1997        $125,000 (5)           $     -           $      -              20,000
                                              1996        $     -                $     -           $      -                   -

----------------------------

(1) The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 1998.
(2)  Bonuses are reflected in the fiscal year earned.
(3) Dr. Gehlsen , Mr. Sander and Mr. Altman's employment commenced in May 1996, October 1996 and September 1997, respectively.
(4) Other Annual Compensation is comprised of the Company's nondiscretionary matching contribution to its 401(k) plan.
(5) Dr. Gehlsen's fiscal year 1996 salary and Mr. Altman's fiscal year 1997 salary have been annualized.

   The Company grants options to its Executive Officers under its 1993 Long-Term Incentive Plan (the "Incentive Plan"). A total of 1,300,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. As of January 13, 1999, 130,690 shares had been issued upon the exercise of stock awards granted under the Incentive Plan, 1,040,483 shares were subject to outstanding stock options and 128,827 shares remained available for future grants. During the fiscal year ended September 30, 1998, under the Incentive Plan, the Company granted to all current executive officers as a group options to purchase 83,334 shares at an exercise price of $14.50 per share, to all employees (excluding executive officers) as a group options to purchase 75,500 shares at exercise prices of $9.00 to $20.25 per share and to all current directors who are not officers as a group options to purchase 25,000 shares at an exercise price of $15.75 per share.

     The Incentive Plan provides for grants of incentive stock options to employees (including officers and directors) and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and directors) of and consultants to the Company. To date, only incentive stock options and nonstatutory stock options have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. With respect to employee-officers, directors, employee-directors and consultant-directors, the Incentive Plan is administered by the Compensation Committee. The Chief Executive Officer administers the Incentive Plan with respect to all other employees and consultants.

     Incentive stock options may be granted under the Incentive Plan only to employees (including directors and officers) of the Company and its affiliates. Employees (including directors and officers), directors and consultants are eligible to receive awards other than incentive stock options under the Incentive Plan. No employee, director or consultant is eligible to receive awards covering more than 200,000 shares of Common Stock in any calendar year. In general, the exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option's exercise prices is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. In the event of a decline in the value of the Company's Common Stock, the Compensation Committee has the authority to offer optionees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. Shares covered by currently outstanding options typically vest at a rate of 20% or 25% every year following the date of grant, so that the shares would be fully vested on the fifth or fourth anniversary of the date of the grant, assuming the optionee's continued employment or services as an employee, consultant or director. In general, the maximum term of options under the Incentive Plan is ten years. Options outstanding under the Incentive Plan have a term of seven years from the date of grant. Notwithstanding this, incentive stock options granted to employees generally terminate 90 days following termination of the optionees's employment, or in some cases longer if termination of employment is a result of the optionee's death or disability. Certain of the Company's executive officers hold options which terminate upon the earlier of (a) the termination of the optionee's employment with cause; (b) one year after (i) the termination of optionee's employment without cause, (ii) any significant reduction or adverse change in the nature or scope of the optionee's authority, duties, status, position or compensation which would be a basis for optionee to terminate any applicable employment agreement, (iii) termination following a change of control of the Company or (iv) optionee's retirement, death or disability; or (c) seven years after the date of grant.

     If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding awards.

     The following table shows, for the fiscal year ended September 30, 1998, certain information regarding options granted to the Named Executive Officers.


                OPTION GRANTS DURING YEAR ENDED  SEPTEMBER 30, 1998

                                                                                                            POTENTIAL REALIZED
                                  NUMBER OF                                                                  VALUE AT ASSUMED
                                  SECURITIES       % OF TOTAL                                              ANNUAL RATE OF STOCK
                                  UNDERLYING        OPTIONS                                               PRICE APPRECIATION FOR
                                   OPTIONS         GRANTED TO       EXERCISE PRICE                          OPTION TERM($) (2)
                                   GRANTED        EMPLOYEES IN         PER SHARE        EXPIRATION          ------------------
         NAME                      (#) (1)        FISCAL YEAR           ($/Sh)             DATE             5%             10%
--------------------------        ---------       -----------       --------------      ----------        ----------------------
 Larry G. Stambaugh (3)            83,334           52.47%             $14.50           10/30/04         $491,917    $1,146,376

 Kurt R. Gehlsen, Ph.D. (3)           -                -                   -                -                 -             -

 Dale A. Sander (3)                   -                -                   -                -                 -             -

 Geoffrey B. Altman (3)               -                -                   -                -                 -             -


------------------
(1) Consists of stock options granted pursuant to the Incentive Plan. The maximum term of each option granted is seven years from the date of grant. The exercise price is equal to the market value of the stock on the grant date as adjusted for subsequent stock splits.
(2) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annually compounded rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimates or projection of future Common Stock prices.

(3) On November 9, 1998, options were granted based upon performance during the fiscal year ended September 30, 1998, as follows: Larry G. Stambaugh, 75,000 shares; Kurt R. Gehlsen, Ph.D., 35,000 shares; Dale A. Sander, 30,000 shares; and Geoffrey B. Altman, 35,000 shares. Each option had an exercise price of $12.875 per share, an expiration date of November 9, 2005 and generally vest over four years.

    The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 1998 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of September 30, 1998.

                   AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
                SEPTEMBER 30, 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES OF
                                    SHARES                     COMMON  STOCK UNDERLYING            VALUE OF UNEXERCISED
                                   ACQUIRED                     UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                      ON        VALUE             SEPTEMBER 30, 1998              SEPTEMBER 30, 1998 ($)(2)
                                   EXERCISE    REALIZED          ------------------            -------------------------
            NAME                     (#)        ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                  ----------   --------     -----------     -------------     -----------     -------------
                                   25,000      $298,438      270,834            104,166        $2,546,873       $  242,184
 Larry G. Stambaugh
 Kurt R. Gehlsen, Ph.D.            26,600       376,725       21,734             41,666        $  197,096       $  383,435
 Dale A. Sander                    12,000        93,375       17,250             45,750        $  101,672       $  270,141
 Geoffrey B. Altman                   -               -        5,000             15,000        $   10,938       $   32,813

--------------
(1) Represents the fair market value of the underlying shares on the date of exercise less the exercise or base price, and does not necessarily imply that the shares were sold by the optionee.
(2) The fair market value of the underlying shares on September 30,1998 less the exercise price.


                               EMPLOYMENT AGREEMENTS

     Pursuant to an executive employment agreement between the Company and Larry G. Stambaugh, the Chairman, President and Chief Executive Officer of the Company, dated November 9, 1998, Mr. Stambaugh receives an annual salary of not less than $310,000, an annual bonus in an amount up to 30% of his annualized base salary and equity compensation as determined by the Board of Directors. The term of Mr. Stambaugh's employment agreement expires on December 31, 2001. The employment agreement also provides that, if Mr. Stambaugh's employment is terminated without cause or upon constructive discharge, he will receive a severance payment equal to his then annual base salary plus health care insurance coverage for one year or the remainder of the term of his employment agreement, whichever is greater. Mr. Stambaugh's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. In addition, the Company has agreed to pay a portion of the cost of maintaining a life insurance policy in the amount of $1,000,000 on Mr. Stambaugh's behalf.

     Pursuant to an executive employment agreement between the Company and Kurt
R. Gehlsen, Ph.D., the Chief Technical Officer and Vice President, Development of the Company, dated October 1, 1998, Dr. Gehlsen receives an annual salary of not less than $190,000 and an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by the Board of Directors. The term of Dr. Gehlsen's employment agreement expires on December 31, 2000. The employment agreement provides that if Dr. Gehlsen's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Dr. Gehlsen's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

     Pursuant to an executive employment agreement between the Company and Dale
A. Sander, the Chief Financial Officer and Vice President, Finance of the Company, dated October 1, 1998, Mr. Sander receives an annual salary of not less than $170,000 and an annual bonus in an amount up to 20% of his annualized base salary and equity compensation as determined by the Board of Directors. The term of Mr. Sander's employment agreement expires on December 31, 2000. The employment agreement provides that if Mr. Sander's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Sander's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

     Pursuant to an executive employment agreement between the Company and Geoffrey B. Altman, Vice President, Marketing and Sales of the Company, dated October 1, 1998, Mr. Altman receives an annual salary of not less than $145,000 and an annual bonus in an amount up to 20% of his annualized base salary and equity compensation as determined by the Board of Directors. The term of Mr. Altman's employment agreement expires on December 31, 2000. The employment agreement provides that if Mr. Altman's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Altman's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.


    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                COMPENSATION(1)


     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three outside, non-employee Directors. The Committee has responsibility for all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

     The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

     The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock.
The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 1998 for the Chief Executive Officer and all executive officers as a group.


-------------------------
(1) The material in this report is not soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

MANAGEMENT COMPENSATION PROGRAM

     Compensation paid to the Company's executive officers for fiscal 1998 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive cash bonuses under the Company's incentive bonus plans and stock options and other equity incentives under the Incentive Plan.

BASE SALARY

     With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

ANNUAL INCENTIVE BONUS PROGRAM

     The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal -- building stockholder value. For fiscal 1998 these goals were:

     -    Increasing shareholder value and securing additional financing.
     - Further advancing the commercialization of the MAXAMINE-TM- product candidate, including advancement of pivotal human clinical testing.
     - Implementing strategies relating to the marketing and manufacturing of MAXAMINE.
     - Identifying additional potential applications for the Company's key products and technologies

     Final calculation of the Company's financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year. Individual incentive bonus awards to executive officers for the Company's 1998 fiscal year were determined by the Committee based on application of the aforementioned factors to the Company's performance for fiscal 1998 and were paid after its conclusion.

1993 LONG-TERM INCENTIVE PLAN

     The long term incentive element of the Company's management compensation program provides for grants of stock awards, which now include (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) stock appreciation rights. These discretionary stock awards are granted and administered by the Committee under the Incentive Plan which is intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

     Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to five years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plan will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Stambaugh's annual incentive bonus award for fiscal 1998 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an annual incentive bonus award equal to approximately 21% of his fiscal 1998 year-end salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were the continued progress of the commercialization of MAXAMINE, including the advancement of three Phase III cancer clinical trials and the completion of three corporate collaborations, and the completion of a $38 million follow-on offering.

     Mr. Stambaugh was granted stock options under the Incentive Plan for 83,334 shares of Common Stock on October 30, 1997, at the option price of $14.50 per share, and 75,000 shares on November 9, 1998, at the option price of $12.875 per share. He is eligible to receive additional option grants in the future at the discretion of the Committee. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's option grant in November 1998 were the factors discussed above.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The
Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                                F. Duwaine Townsen
                                                Per-Olof Martensson
                                                Colin B. Bier

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's compensation committee consists of Messrs. Townsen, Martensson and Bier, none of which have ever served as officers or employees of the Company.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of cumulative total returns on an investment of $100 cash in the Company, the Hambrecht & Quist Biotech Index and the American Stock Exchange Market Index for the period that commenced July 10, 1996 (the date on which the Company's Common Stock was first traded on the American Stock Exchange) and ended on September 30, 1998. The graph assumes that all dividends have been reinvested.




Researy Data Group                            Peer Group Total Return Worksheet


            Maxim Pharmaceuticals Inc. (MMP)

                                              CUMULATIVE TOTAL RETURN
                                      --------------------------------------
                                        7/11/96      9/96      9/97      9/98

MAXIM PHARMACEUTICALS, INC.             100.00     135.00    206.67    197.50
AMEX MARKET VALUE                       100.00      99.08    124.75    112.16
HAMBRECHT & QUIST BIOTECHNOLOGY         100.00     106.23    112.68    118.39










----------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
                                      16

                            CERTAIN TRANSACTIONS

     On September 30, 1998, the Company registered 938,483 shares of Common Stock pursuant to an agreement with Clearwater Fund IV, LLC and Clearwater Offshore Fund, Ltd. (collectively the "Clearwater Funds") a beneficial holder of more than 5% of the outstanding Common Stock of the Company.

     The Company has also entered into an employment agreement with each of the Named Executive Officers, as described under the caption "Employment Agreements." As described in "Compensation of Directors" and "Compensation of Executive Officers," the Company has granted stock options to certain directors and executive officers of the Company. The Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.


                                   OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                             By Order of the Board of Directors


                             /s/ DALE A. SANDER
                             -------------------------------------
                             Dale A. Sander
                             Secretary


January 13, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122.

                          MAXIM PHARMACEUTICALS, INC.

                                     PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 19, 1999

    The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 13, 1999, relating to the Annual Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held February 19, 1999 and (ii) appoints Larry G. Stambaugh and Dale A. Sander as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

    STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

1.   To elect one director to hold office until the 2002 Annual
     Meeting of Stockholders.
     Colin B. Bier, Ph.D.
     / / FOR nominee listed above  / / WITHHOLD AUTHORITY to vote for nominee listed above.

2. To ratify the Board of Directors' initial selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ended September 30, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Please check this box if you plan to attend the meeting.  / /
                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.
                                              __________________________________
                                              __________________________________
                                              Signature(s)            Date

                                              Please mark, date, sign and mail
                                              this proxy card in the envelope
                                              provided. No postage is required
                                              for domestic mailing.